Exhibit 99.1

EPAM Reports Strong Results for Second Quarter 2021 and Raises Full Year Outlook

•Second quarter revenues of $881.4 million, up 39.4% year-over-year
•GAAP Income from Operations was 14.2% of revenues and Non-GAAP Income from Operations was 17.6% of revenues for the second quarter
•Second quarter GAAP diluted EPS of $1.94, an increase of 70.2%, and Non-GAAP diluted EPS of $2.05, an increase of 40.4% on a year-over-year basis
•EPAM raises full year 2021 outlook and now expects revenue growth to be at least 37%, GAAP diluted EPS to be in the range of $7.70 to $7.89 and Non-GAAP diluted EPS to be in the range of $8.25 to $8.44

Newtown, PA — August 5, 2021 — EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of digital platform engineering and software development services, today announced results for its second quarter ended June 30, 2021.

“Our strong second quarter results demonstrated EPAM’s ability to quickly adapt to the changing market conditions, accelerating the rate at which we solve our clients’ most complex digital transformation and technology modernization challenges,” said Arkadiy Dobkin, CEO & President, EPAM. “To continue doing that, we plan to further expand our capabilities and our global talent footprint – deepening our customer relationships and diversifying our solutions portfolio – to deliver value for our clients and ourselves.”

Second Quarter 2021 Highlights
•Revenues increased to $881.4 million, a year-over-year increase of $249.0 million, or 39.4%. On a constant currency basis, revenues were up 35.9% compared to the second quarter of 2020. Acquisitions completed in the last twelve months contributed 3.1% to revenue growth in the quarter;
•GAAP income from operations was $125.3 million, an increase of $41.8 million, or 50.2%, compared to $83.4 million in the second quarter of 2020;
•Non-GAAP income from operations was $155.2 million, an increase of $47.0 million, or 43.5%, compared to $108.2 million in the second quarter of 2020;
•Diluted earnings per share (“EPS”) on a GAAP basis was $1.94, an increase of $0.80, or 70.2%, compared to $1.14 in the second quarter of 2020; and
•Non-GAAP diluted EPS was $2.05, an increase of $0.59, or 40.4%, compared to $1.46 in the second quarter of 2020.
Cash Flow and Other Metrics
•Cash provided by operating activities was $81.7 million for the first six months of 2021, compared to $209.4 million for the first six months of 2020;
•Cash, cash equivalents and restricted cash totaled $1,285.0 million as of June 30, 2021, a decrease of $38.5 million, or 2.9%, from $1,323.5 million as of December 31, 2020; and
•Total headcount was approximately 47,850 as of June 30, 2021. Included in this number were approximately 42,800 delivery professionals, an increase of 32.6% from June 30, 2020.

2021 Outlook - Full Year and Third Quarter
Full Year
Given the strength of the first half of 2021 combined with a strong demand environment, EPAM is raising its full year outlook:
•The Company now expects revenue growth for 2021 to be at least 37% on a GAAP basis, which includes a favorable foreign currency translation impact of approximately 2%. Revenue growth on a constant currency basis will now be at least 35%. The Company expects acquisitions will contribute approximately 3% to reported revenues;
•For the full year, EPAM expects GAAP income from operations to be in the range of 13.5% to 14.5% of revenues and non-GAAP income from operations to now be in the range of 17% to 18% of revenues;
•The Company expects its GAAP effective tax rate to now be approximately 11% and its non-GAAP effective tax rate to be approximately 23%; and
•EPAM expects GAAP diluted EPS to now be in the range of $7.70 to $7.89 for the year, and non-GAAP diluted EPS to now be in the range of $8.25 to $8.44 for the year. The Company expects weighted average diluted shares outstanding for the year of 59.0 million.
Third Quarter
EPAM expects the following for the third quarter:
•Revenues will be in the range of $957 million to $965 million on a GAAP basis for the third quarter reflecting a year-over-year growth rate of approximately 47% at the mid-point of the range. The Company expects foreign currency translation will have an approximate 1% favorable impact on year-over-year reported revenue growth and expects year-over-year revenue growth on a constant currency basis to be approximately 46% at the mid-point of the range. The Company expects acquisitions will contribute approximately 4.5% to reported revenues;
•For the third quarter, EPAM expects GAAP income from operations to be in the range of 13.5% to 14.5% of revenues and non-GAAP income from operations to be in the range of 17% to 18% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 13% and its non-GAAP effective tax rate to be approximately 23%; and
•EPAM expects GAAP diluted EPS will be in the range of $1.89 to $1.96 for the quarter, and non-GAAP diluted EPS will be in the range of $2.15 to $2.22 for the quarter. The Company expects weighted average diluted shares outstanding for the quarter of 59.2 million.

Conference Call Information
EPAM will host a conference call to discuss the results on Thursday, August 5, 2021 at 8:00 a.m. EDT. The live conference call will be available by dialing +1 (844) 707-0662 or +1 (703) 318-2250 (outside of the U.S.). A webcast of the conference call can be accessed at the Investor Relations section of the Company’s website at https://investors.epam.com. A replay will be available approximately one hour after the call by dialing +1 (855) 859-2056 or +1 (404) 537-3406 (outside of the U.S.) and entering the conference ID 9890089. The replay will be available until August 12, 2021.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has leveraged its software engineering expertise to become a leading global product development, digital platform engineering, and top digital and product design agency. Through its ‘Engineering DNA’ and innovative strategy, consulting, and design capabilities, EPAM works in collaboration with its customers to deliver next-gen solutions that turn complex business challenges into real business outcomes. EPAM’s global teams serve customers in more than 35 countries across North America, Europe, Asia and Australia. As a recognized market leader in multiple categories among top global independent research agencies, EPAM was one of only four technology companies to appear on Forbes 25 Fastest Growing Public Tech Companies list every year of publication since 2013 and ranked as the top IT services company on Fortune's 100 Fastest-Growing Companies list in 2019 and 2020. Learn more at www.epam.com and follow EPAM on Twitter @EPAMSYSTEMS and LinkedIn.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of intangible assets, impairment of assets, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares operating results on a basis of “constant currency,” which is also a non-GAAP financial measure. This measure excludes the effect of foreign currency exchange rate fluctuations by translating the current period revenues and expenses into U.S. dollars at the weighted average exchange rates of the prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Forward-Looking Statements
This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, the anticipated impact of the COVID-19 pandemic and civil unrest in the geographies where we conduct business and where our operations are located and the effect that these events may have on our revenues, operations, access to capital, profitability and customer demand. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K, the discussion in the Company’s Quarterly Report on Form 10-Q, filed on or after the date of this press release, particularly under the heading "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
david_straube@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$881,366	$632,383	$1,662,141	$1,283,742
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	583,728	419,540	1,103,056	843,342
Selling, general and administrative expenses	151,910	114,191	288,299	239,299
Depreciation and amortization expense	20,454	15,226	38,261	30,166
Income from operations	125,274	83,426	232,525	170,935
Interest and other income, net	2,580	1,817	7,954	4,203
Foreign exchange loss	(4,693)	(9,167)	(2,394)	(2,643)
Income before provision for income taxes	123,161	76,076	238,085	172,495
Provision for income taxes	8,490	9,452	14,368	20,306
Net income	$114,671	$66,624	$223,717	$152,189

Net income per share:
Basic	$2.03	$1.20	$3.97	$2.74
Diluted	$1.94	$1.14	$3.80	$2.62
Shares used in calculation of net income per share:
Basic	56,463	55,701	56,317	55,494
Diluted	59,011	58,246	58,896	58,194

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except par value)

	As of June 30, 2021	As of December 31, 2020
Assets
Current assets
Cash and cash equivalents	$1,283,233	$1,322,143
Short-term investments	—	60,007
Trade receivables and contract assets, net of allowance of $7,647 and $4,886, respectively	682,236	501,062
Prepaid and other current assets	72,549	29,570
Total current assets	2,038,018	1,912,782
Property and equipment, net	173,545	169,533
Operating lease right-of-use assets, net	196,572	228,672
Intangible assets, net	65,130	51,975
Goodwill	335,477	211,956
Deferred tax assets	96,115	92,454
Other noncurrent assets	56,758	53,960
Total assets	$2,961,615	$2,721,332

Liabilities
Current liabilities
Accounts payable	$9,712	$10,189
Accrued compensation and benefits expenses	309,328	294,709
Accrued expenses and other current liabilities	109,148	79,690
Short-term debt	25,000	—
Income taxes payable, current	16,939	20,603
Operating lease liabilities, current	52,821	60,759
Total current liabilities	522,948	465,950
Long-term debt	29	25,038
Income taxes payable, noncurrent	41,012	43,448
Operating lease liabilities, noncurrent	151,985	180,604
Other noncurrent liabilities	32,973	23,274
Total liabilities	748,947	738,314
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000 shares authorized; 56,633 and 56,128 shares issued, 56,613 and 56,108 shares outstanding at June 30, 2021 and December 31, 2020, respectively	57	56
Additional paid-in capital	670,264	660,771
Retained earnings	1,571,597	1,347,880
Treasury stock	(177)	(177)
Accumulated other comprehensive loss	(29,073)	(25,512)
Total stockholders’ equity	2,212,668	1,983,018
Total liabilities and stockholders’ equity	$2,961,615	$2,721,332

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In thousands, except percent and per share amounts)

Reconciliation of revenue growth as reported on a GAAP basis to revenue growth on a constant currency basis is presented in the table below:

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Revenue growth as reported	39.4%	29.5%
Foreign exchange rates impact	(3.5)%	(2.7)%
Revenue growth on a constant currency basis(1)	35.9%	26.8%

(1)	Constant currency revenue results are calculated by translating current period revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of various income statement amounts from GAAP to non-GAAP for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30, 2021			Six Months Ended June 30, 2021
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$583,728	$(11,261)	$572,467	$1,103,056	$(22,378)	$1,080,678
Selling, general and administrative expenses(3)	$151,910	$(14,744)	$137,166	$288,299	$(30,122)	$258,177
Income from operations(4)	$125,274	$29,966	$155,240	$232,525	$59,601	$292,126
Operating margin	14.2%	3.4%	17.6%	14.0%	3.6%	17.6%
Net income(5)	$114,671	$6,467	$121,138	$223,717	$3,621	$227,338
Diluted earnings per share	$1.94		$2.05	$3.80		$3.86

	Three Months Ended June 30, 2020			Six Months Ended June 30, 2020
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(2)	$419,540	$(8,958)	$410,582	$843,342	$(12,942)	$830,400
Selling, general and administrative expenses(3)	$114,191	$(12,828)	$101,363	$239,299	$(23,521)	$215,778
Income from operations(4)	$83,426	$24,780	$108,206	$170,935	$42,592	$213,527
Operating margin	13.2%	3.9%	17.1%	13.3%	3.3%	16.6%
Net income(5)	$66,624	$18,362	$84,986	$152,189	$15,661	$167,850
Diluted earnings per share	$1.14		$1.46	$2.62		$2.88

Items (2) through (5) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Stock-based compensation expenses	$11,261	$8,958	$22,378	$12,942
Total adjustments to GAAP cost of revenues(2)	$11,261	$8,958	$22,378	$12,942
Stock-based compensation expenses	$12,637	$10,481	$26,073	$18,378
Other acquisition-related expenses	$2,099	$148	$4,032	$616
One-time charges	$8	$2,199	$17	$4,527
Total adjustments to GAAP selling, general and administrative expenses(3)	$14,744	$12,828	$30,122	$23,521
Amortization of acquired intangible assets	$3,961	$2,994	$7,101	$6,129
Total adjustments to GAAP income from operations(4)	$29,966	$24,780	$59,601	$42,592
Change in fair value of contingent consideration included in Interest and other income, net	$(692)	$(1,000)	$(5,636)	$(1,438)
Impairment of investment	$—	$313	$—	$313
Foreign exchange loss	$4,693	$9,167	$2,394	$2,643
Provision for income taxes:
Tax effect on non-GAAP adjustments	$(6,525)	$(6,769)	$(10,259)	$(8,623)
Excess tax benefits related to stock-based compensation	$(20,975)	$(8,129)	$(42,479)	$(19,826)
Total adjustments to GAAP net income(5)	$6,467	$18,362	$3,621	$15,661

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of expected revenue growth on a GAAP basis to expected revenue growth on a constant currency basis is presented in the table below:

	Third Quarter 2021 (at mid-point of range)	Full Year 2021 (at least)
Revenue growth	47%	37%
Foreign exchange rates impact	(1)%	(2)%
Revenue growth on a constant currency basis (6)	46%	35%

(6)	Constant currency revenue results are calculated by translating expected revenues in local currency into U.S. dollars at the weighted average exchange rates of the comparable prior period.

Reconciliation of expected GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

	Third Quarter 2021	Full Year 2021
GAAP income from operations as a percentage of revenues	13.5% to 14.5%	13.5% to 14.5%
Stock-based compensation expenses	2.9%	2.8%
Included in cost of revenues (exclusive of depreciation and amortization)	1.3%	1.3%
Included in selling, general and administrative expenses	1.6%	1.5%
Other acquisition-related expenses	0.1%	0.2%
Amortization of purchased intangible assets	0.5%	0.5%
Non-GAAP income from operations as a percentage of revenues	17% to 18%	17% to 18%

Reconciliation of expected GAAP to non-GAAP effective tax rate is presented in the table below:

	Third Quarter 2021	Full Year 2021
GAAP effective tax rate (approximately)	13%	11%
Tax effect on non-GAAP adjustments	3.6%	3.2%
Excess tax benefits related to stock-based compensation	6.4%	8.8%
Non-GAAP effective tax rate (approximately)	23%	23%

Reconciliation of expected GAAP to non-GAAP diluted earnings per share is presented in the table below:

	Third Quarter 2021	Full Year 2021
GAAP diluted earnings per share	$1.89 to $1.96	$7.70 to $7.89
Stock-based compensation expenses	0.47	1.72
Included in cost of revenues (exclusive of depreciation and amortization)	0.22	0.80
Included in selling, general and administrative expenses	0.25	0.92
Other acquisition-related expenses	0.03	0.12
Amortization of purchased intangible assets	0.09	0.31
Change in fair value of contingent consideration	—	(0.10)
Foreign exchange loss	0.03	0.09
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.13)	(0.42)
Excess tax benefits related to stock-based compensation	(0.23)	(1.17)
Non-GAAP diluted earnings per share	$2.15 to $2.22	$8.25 to $8.44